                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549




                             -------------------



                                   FORM 8-K



                                CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE


                       SECURITIES EXCHANGE ACT OF 1934



             Date of earliest event reported:  December 12, 1996



                        FIRST PALM BEACH BANCORP, INC.
            (Exact name of registrant as specified in its charter)



    DELAWARE                       #0-21942                   65-0418027
(State or other                   (Commission              (I.R.S. Employer
jurisdiction of                    File No.)             Identification No.)
incorporation)

       215 South Olive Avenue
      West Palm Beach, Florida                                   33401
(Address of principal executive offices)                      (Zip Code)


                Registrant's telephone number:  (561) 655-8511



                                Not Applicable
        (Former name and former address, if changed since last report)

Item 5.  Other Events

        In its annual earnings press release released on October 16, 1996 disclosing unaudited financial results (the "Prior Release"), First Palm Beach Bancorp, Inc. (NASDAQ: FFPB), the holding company for Florida-based First Bank of Florida, formerly First Federal Savings and Loan Association of the Palm Beaches, announced that an additional loan loss provision of $5.4 million had been recorded during the quarter ended September 30, 1996 on its consumer loan portfolio, primarily for its indirect automobile loans. As a result of an analysis of repossession activity and loss rates on sales of repossessed automobiles after September 30, 1996, an additional $4.0 million has been added to the provision for loan losses relating to indirect automobile lending for the quarter ended September 30, 1996. The total allowance for loan losses related to indirect automobile lending, including the additional loan loss provision, is $9.0 million at September 30, 1996. As stated in the Prior Release, no new applications for indirect loans have been accepted after September 30, 1996. Management anticipates that the loss reserves of $10.2 million (increased from $6.2 million and disclosed in 8-K dated October 21, 1996) at September 30, 1996, related to indirect loans and repossessed assets, will be adequate to cover reasonably anticipated future charge-offs. The preceding sentence is a "forward-looking statement" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act") which involves estimates, assumptions and uncertainties. The following important factors, should they occur, could cause actual loan loss and reserve experience as well as other related results to differ materially from the expectations expressed in the forward-looking statement:

     1. Unanticipated changes in general economic conditions, such as unemployment and interest rates.
     2. Unanticipated changes in the number of repossessions and the loan balances outstanding at the time of repossession.
     3.  Unanticipated changes in the resale value of repossessed automobiles.
     4. Unanticipated changes in the ability of the borrowers to maintain insurance on the collateral securing the Bank's loan, the cost of such insurance, and the ability to recover insurance proceeds.

This disclosure is intended to comply with the terms of the safe harbor for forwarding-looking statements provided by the Act.

Item 7.  Exhibits

    (c)  Press release dated December 12, 1996.

                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FIRST PALM BEACH BANCORP, INC.

Date:  December 13, 1996



                                        By:   /s/ R. Randy Guemple
                                             -----------------------------
                                              R. Randy Guemple
                                              Executive Vice President
                                              and Chief Financial Officer

                     LOGO FIRST PALM BEACH BANCORP, INC.

PRESS RELEASE
================================================================================

FOR IMMEDIATE RELEASE                                   December 12, 1996
                                                        For Information contact:
                                                        Randy Guemple
                                                        Chief Financial Officer
                                                        (561) 650-2425


                   FIRST PALM BEACH BANCORP, INC. ANNOUNCES
                       RESTATEMENT OF EARNINGS FOR THE
                  QUARTER AND YEAR ENDING SEPTEMBER 30, 1996


        In its annual earnings press release released on October 16, 1996 disclosing unaudited financial results (the "Prior Release"), First Palm Beach Bancorp, Inc. (NASDAQ: FFPB), the holding company for Florida-based First Bank of Florida, formerly First Federal Savings and Loan Association of the Palm Beaches, announced that an additional loan loss provision of $5.4 million had been recorded during the quarter ended September 30, 1996 on its consumer loan portfolio, primarily for its indirect automobile loans. As a result of an analysis of repossession activity and loss rates on sales of repossessed automobiles after September 30, 1996, an additional $4.0 million has been added to the provision for loan losses relating to indirect automobile lending for the quarter ended September 30, 1996. The total allowance for loan losses related to indirect automobile lending, including the additional loan loss provision announced today, is $9.0 million at September 30, 1996. As stated in the Prior Release, no new applications for indirect loans have been accepted after September 30, 1996.

        In the Prior Release, Bancorp announced a net loss for the quarter ended September 30, 1996 of $4.9 million, or a loss of $0.97 per share, and net income for the year ended September 30, 1996 of $2.9 million, or $0.58 per share. After giving effect to the additional loan loss provision announced today, the restated net loss for the quarter ended September 30, 1996 is $7.3 million or a loss of $1.44 per share and restated net income for the year ended September 30, 1996 is $0.5 million, or $0.11 per share. The restated net income and the net income in the Prior Release for the quarter and year ended September 30, 1996 includes a one-time charge against earnings of $6.6 million for a Savings Association Insurance Fund ("SAIF") assessment mandated by law. The assessment which equaled 65.7 basis points on deposits as of March 31, 1995 was required of all SAIF insured financial institutions. Book value and tangible book value per share were stated in the Prior Release as $21.17 and $20.62, respectively. As restated, book value and tangible book value per share are $20.70 and $20.14, respectively.

        Also as stated in the Prior Release, the Board of Directors authorized the repurchase of up to 509,310 shares of the Company's common stock in open market transactions as management deems prudent. Mr. Louis O. Davis, Jr., President and Chief Executive Officer of First Palm Beach Bancorp, Inc., commented, "We continue to believe that the repurchase of the shares can enhance stockholders' value by increasing earnings per share and the book value of the remaining shares."

        First Palm Beach Bancorp, Inc. is the parent of First Bank of Florida and is the largest locally-based savings institution in Palm Beach County, Florida. With assets of approximately $1.5 billion, First Palm Beach Bancorp, Inc. serves the communities of Palm Beach, Martin, Broward, Dade and Lee Counties through First Bank's 36 full-service branches and two loan production offices. The stock of First Palm Beach Bancorp, Inc. is listed on NASDAQ under the symbol FFPB.



                                     ####

                        (U N A U D I T E D) - Restated

                                                         9/30/96                   9/30/95
                                                   ------------------       --------------------
                                                        (In thousands, except share data)

Selected Financial Data:
   Total assets                                        $1,490,020                 $1,208,845
   Loans receivable, net                               $1,007,881                 $  821,939
   Cash and cash equivalents                           $  161,413                 $   25,132
   Securities available-for-sale
     and held-to-maturity                              $   34,532                 $   80,941
   Mortgage-backed & related securities
     available-for-sale and
     held-to-maturity                                  $  232,273                 $  238,442
   Real estate owned                                   $    1,626                 $      549
   Intangible assets                                   $    2,825                 $        -
   Deposits                                            $1,136,722                 $  878,670
   Borrowed funds                                      $  211,025                 $  189,552
   Stockholders' equity                                $  105,425                 $  104,611

   Common shares outstanding                            5,093,096                  5,133,063
   Book value per share                                $    20.70                 $    20.38
   Book value per share - tangible                     $    20.14                 $    20.38


                                                    Quarter Ended                     Year Ended
                                                    September 30                     September 30
                                                   ---------------                 ----------------
                                                   1996       1995                 1996        1995
                                                   ----       ----                 ----        ----
                                                                   (in thousands)
Selected Operating Data:
   Interest income                                 $26,934   $21,617             $103,532    $80,964
   Interest expense                                 16,193    13,199               61,300     48,900
                                                   -------   -------             --------    -------
      Net interest income                           10,741     8,418               42,232     32,064
         Less provision for loan losses             12,691       (64)              15,704        261
                                                   -------   -------             --------    -------
      Net interest income (loss) after
         provision for loan losses                  (1,950)    8,482               26,528     31,803
                                                   -------   -------             --------    -------
   Other income:
      Servicing income & other fees                    877       678                3,206      2,576
      Net gain (loss) on sale of securities
         available-for-sale, mortgage-backed
         & related securities available-for-
         sale, trading securities & loans            3,756    (1,424)               4,516     (1,660)
      Net gain on sale of property                     406         -                  460        975
      Net gain (loss) on sale
         of loan servicing                             (48)    1,008                  412      1,008
      Miscellaneous                                    466       130                1,475      1,131
                                                   -------   -------             --------    -------

           Total other income                        5,457       392               10,069      4,030
                                                   -------   -------             --------    -------

   Other expenses:
      Employee compensation & benefits               4,572     3,371               15,905     13,849
      Early retirement plan                              -         -                    -      2,361
      Occupancy & equipment                          1,416     1,057                4,830      4,259
      Federal deposit insurance premiums             7,228       506                8,848      1,799
      Provision for losses & net losses
        on sale of real estate owned                   422       (36)                 451         74
      Advertising & promotion                          227       106                  663        679
      Miscellaneous                                  1,832       938                4,905      3,588
                                                   -------   -------             --------    -------
         Total other expenses                       15,697     5,942               35,602     26,609
                                                   -------   -------             --------    -------
   Income (loss) before provision
      for income taxes                             (12,190)    2,932                  995      9,224
   Provision for income taxes                       (4,850)    1,062                  446      3,578
                                                   -------   -------             --------    -------
      Net income (loss)                            $(7,340)  $ 1,870             $    549    $ 5,646
                                                   =======   =======             ========    =======
Earnings per share:
   Primary and fully diluted                       $ (1.44)  $  0.36             $   0.11    $  1.11